Exhibit 5.1


                            LOOPER, REED, MARK & MCGRAW
                                  INCORPORATED
                                   ATTORNEYS
                        1300 POST OAK BOULEVARD, SUITE 2000
                               HOUSTON, TEXAS  77056
                                   713-986-7000
                                FAX: 713-986-7100

                                   June 1, 1998                    EXHIBIT 5

Baltic International USA, Inc.
1990 Post Oak Boulevard
Suite 1630
Houston, Texas 77056

     Re:   Baltic International USA, Inc. Form SB-2 Registration Statement

Gentlemen:

     I have acted as counsel for Baltic International USA, Inc. (the "Company") in connection with the registration by the Company of 21,619,169 shares of its common stock, par value $0.01 per share (the "Securities"), as contemplated by the Company's Registration Statement on Form SB-2 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     In connection therewith, I have examined, among other things, the Articles of Incorporation and Bylaws of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

     Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ Norman T. Reynolds
                                               Norman T. Reynolds